Exhibit 10.40B

SECOND AMENDMENT

TO THE

THIRD AMENDED AND RESTATED SERVICES AGREEMENT

This Second Amendment (the “Second Amendment”) to the Third Amended and Restated Services Agreement and entered into this 21st day of February, 2010 (“Effective Date”), by and between First Data Technologies, Inc. (“FDT”) and CSG Systems, Inc. (“CSG”).

W I T N E S S E T H:

WHEREAS, CSG and FDT entered into a Third Amended and Restated Services Agreement dated as of August 2003, as previously amended (the “Service Agreement”); and

WHEREAS, CSG and FDT desire to hereby amend the Service Agreement as hereinafter more particularly set forth.

NOW THEREFORE, in consideration of the foregoing mutual promises contained herein, CSG and FDT hereby agree, as of the Effective Date, as follows:

1. Section 1.38 of the Service Agreement is hereby deleted in its entirety and replaced with the following:

“‘Original Term’ means the period of time commencing on the Effective Date and ending June 30, 2010. The Original Term shall automatically extend for up to six successive one (1) month extension periods expiring no later than December 31, 2010, unless CSG provides FDT written notice at least forty-five (45) days prior to the expiration date of the Original Term or the then-current extension period that the Original Term will not be further extended. All references to June 30, 2010 shall be interpreted to mean through the end of the Original Term.”

2. As hereby amended and supplemented, the Third Amended and Restated Services Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, each of the Parties hereto has caused this Amendment to the Third Amended and Restated Services Agreement to be executed as of the date first written above.

CSG SYSTEMS, INC.

Signed By:	/s/ Bret C. Griess

Print Name:	Bret C. Griess

Title:	EVP

FIRST DATA TECHNOLOGIES, INC.

Signed By:	/s/ Randall Roumillat

Print Name:	Randall Roumillat

Title:	SVP-GIO